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                                                                      Exhibit 21

                              NEWPORT CORPORATION
                           Subsidiaries of Registrant


                                                             State or Country of
Name of Subsidiary                                              Incorporation
------------------                                           -------------------
Newport Domestic International Sales Corporation (Inactive)    California

Newport European Distribution Company                          California

Newport Government Systems, Inc. (Inactive)                    California

Environmental Optical Sensors, Inc.                            Colorado

Micro-Controle Benelux S.A. (Inactive)                         Belgium

Newport Instruments Canada Corporation                         Canada

MC Holding S.A.                                                France

Micro-Controle S.A.                                            France

Newport GmbH                                                   Germany

Micro-Controle Italia S.r.l.                                   Italy

Newport BV                                                     Netherlands

Newport Instruments AG                                         Switzerland

Newport Ltd.                                                   United Kingdom

Micro-Controle Holdings Ltd. (Inactive)                        United Kingdom

Micro-Controle Ltd. (Inactive)                                 United Kingdom

Micro-Controle UK Ltd. (Inactive)                              United Kingdom

Newport Foreign Sales Corporation                              Barbados